Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2019 Special Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	To elect six nominees to each serve as a director on the Board of Directors of the Company, for a term of one year, subject to earlier termination upon the effective time of the Merger:

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	For	Against	Abstain
01 - Howard Amster	☐	☐	☐

04 - William Costaras	☐	☐	☐

	For	Against	Abstain
02 - Robert M. Bloom	☐	☐	☐

05 - James E. Kleinfelter	☐	☐	☐

	For	Against	Abstain
03 - Cosmo Bordonaro	☐	☐	☐

06 - Dennis E. Prots	☐	☐	☐

	For	Against	Abstain
2. Adopt and approve the Agreement and Plan of Merger dated as of August 29, 2019, by and among the Company, Farmers National Banc Corp. and FMNB Merger Subsidiary III, LLC.	☐	☐	☐

For	Against	Abstain

3. Approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger.

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B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign exactly as your name appears below.

INSTRUCTIONS: If the signer is a corporation, please sign full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee, guardian, or other legal personal representative please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — MAPLE LEAF FINANCIAL, INC.	+

Special Meeting of Shareholders to be Held December 13, 2019.

This Proxy is Solicited on Behalf of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of Maple Leaf Financial, Inc., Newbury, Ohio (the “Company”), do hereby nominate, constitute and appoint each of the directors of the Company, namely Howard Amster, Robert M. Bloom, Cosmo Bordonaro, William Costaras, James E. Kleinfelter, and Dennis E. Prots, or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on November 11, 2019, at the Special Meeting of Shareholders to be held at the Acacia Park Social Room, 2202 Acacia Park Drive, Bldg. 2, Lyndhurst, Ohio 44124, on December 13, 2019 at 10:00 AM Eastern Time, or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

The Board of Directors recommends a vote “FOR” the election of the six directors nominated and proposals 2 and 3. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

C	Non-Voting Items
Change of Address – Please print new address below.		Comments – Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.
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